Exhibit 10.2

Tamboran Resources Limited

Equity Incentive Plan

Squire Patton Boggs (AU)

Level 17, 88 Phillip Street

GPO Box 5412

Sydney NSW 2001

Australia

O +61 2 8248 7888

F +61 2 8248 7899

9. EVENTS		14

9.2	Effect on Shares	14

9.3	Acquisition of shares in Acquiring Company	15

10. ADJUSTMENTS TO AWARDS		15

11. TAXATION ADMINISTRATION		16

11.1	Withholding	16

11.2	Information	17

11.3	Deferral of taxation	17

12. PARTICIPANTS BASED OVERSEAS		17

12.1	Non-Australian residents	17

12.2	Transfers outside Australia	17

13. APPLICABLE LAW		18

14. AMENDMENTS TO THE PLAN		18

14.1	Power to make amendments	18

14.2	Restrictions on amendments	19

14.3	Permitted amendments	19

14.4	Termination or Suspension of the Plan	19

14.5	Non-residents of Australia	19

15. RIGHTS AND OBLIGATIONS OF PARTICIPANT		20

16. INAPPROPRIATE BENEFITS		21

16.1	Inappropriate circumstances	21

16.2	Treatment of Awards	21

17. ADMINISTRATION OF THE PLAN		22

17.1	Power of the Board	22

17.2	Trust	22

17.3	Waiver of terms and conditions	22

17.4	Dispute or disagreement	22

17.5	Liability	22

17.6	Appointment of attorney	23

17.7	Data protection	23

17.8	Connection with other plans	23

17.9	Amounts owing by a Participant	24

18. NOTICES		24

19. GOVERNING LAW		24

ii

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Allocate means:

(a)	the issue of a Share for the benefit of; or

(b)	procuring the transfer of a Share (pursuant to a purchase on-market or an off- market transfer) to or for the benefit of,

a Participant (or their Personal Representative).

Applicable Law means any one or more or all, as the context requires, of:

(a)	the Corporations Act;

(b)	while the Company is Listed, the Listing Rules;

(c)	the Constitution;

(d)	the Income Tax Assessment Act 1936(Cth);

(e)	the Income Tax Assessment Act 1997(Cth);

(f)

any class order, declaration, practice note, policy statement, regulatory guide, guideline, policy, procedure, ruling, judicial interpretation or other guidance note made to clarify, expand or amend (a), (c), (d), (e) or, while the Company is Listed (b), above; and

(g)	any other legal requirement that applies to the Plan.

ASIC means Australian Securities and Investment Commission.

ASX means ASX Limited (ACN 008 624 691) or the financial market operated by it, as the context requires.

Award means an Option or Performance Right.

Bad Leaver means unless otherwise determined by the Board in its sole and absolute discretion, a Participant who ceases employment or office with any Group Company in any of the following circumstances:

(a)	the Participant resigns from their employment or office;

(b)	the employment of the Participant is terminated due to poor performance; or

(c)	the Participant’s employment is terminated, or the Participant is dismissed from their office, for any of the following reasons:

(i)	the Participant has committed any serious or persistent breach of the provisions of any employment contract entered into by the Participant with any Group Company;

(ii)

the Participant being guilty of fraudulent or dishonest conduct in the performance of the Participant’s duties, which in the reasonable opinion of the relevant Group Company effects the Participant’s suitability for employment with that Group Company, or brings the Participant or the Group into disrepute;

(iii)	the Participant has been convicted of any criminal offence which involves fraud or dishonesty;

(iv)	the Participant has committed any wrongful or negligent act or omission which has caused any Group Company substantial liability;

(v)

the Participant has become disqualified from managing corporations in accordance with Part 2D.6 of the Corporations Act or has committed any act that may result in the Participant being banned from managing a corporation under the Corporations Act; or

(vi)	the Participant has committed serious or gross misconduct, wilful disobedience or any other conduct justifying termination of employment without notice.

Board means the board of directors of the Company, any committee of that board or a duly authorised person or body to which that board has delegated its powers under this Plan.

Business Day means any day on which the ASX is open for trading.

Company means Tamboran Resources Limited (ACN 135 299 062).

Constitution means the constitution of the Company.

Control has the meaning given in section 50AA of the Corporations Act.

Corporations Act means Corporations Act 2001 (Cth).

Dealing means in relation to an Award or a Share (as the case may be), any dealing, including but not limited to:

(a)	a sale, transfer, assignment, trust, encumbrance, option, swap, any alienation of all or any part of the rights attaching to the Award or Share or granting a Security Interest over;

(b)	any attempt to do any of the actions set out in paragraph (a); and

(c)	entering into any arrangement for the purpose of hedging, or otherwise affecting their economic exposure associated with holding a Share or Award.

Eligible Person means:

(a)	directors or officers of the Group;

(b)	employees, contractors or consultants of the Group; and

(c)	any other person,

who is declared by the Board to be eligible to receive a grant of an Award under the Plan.

Event means:

(a)	a Takeover Event occurs;

(b)	a statement is lodged with the ASX to the effect that a person has become entitled to not less than 50% of the total number of votes attaching to voting shares in the Company;

(c)

pursuant to an application made to the Court, the Court orders a meeting to be held in relation to a proposed compromise or arrangement for the purpose of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other entities;

(d)	members of the Company approve any compromise or arrangement referred to in paragraph (c);

(e)	any person becomes bound or entitled to acquire Shares in the Company under:

(i)	any compromise or arrangement referred to in paragraph (c) which has been approved by the Court;

(ii)	section 414 of the Corporations Act; or

(iii)	Part 6A.1 or Part 6A.2 of the Corporations Act;

(f)	the Company passes a resolution for voluntary winding up;

(g)	an order is made for the compulsory winding up of the Company;

(h)	the Company ceases to be listed on ASX; or

(i)	any other transaction or event that in the Board’s opinion is likely to result in a change of Control of the Company.

Exercisable Award means an Award which is required to be exercised for a Participant to be entitled to be Allocated a Share or receive a payment under clause 8.

Exercise Condition means one or more conditions which must be satisfied or circumstances which must exist before an Exercisable Award is exercisable.

Exercise Period means, in respect of an Option, the period during which the Option can be exercised being the period commencing on the Vesting Date (or such later date specified in an Invitation) and ending on the Expiry Date.

Exercise Price means the price payable per Share (if any) on exercise of an Award.

Expiry Date means, in respect of an Option, the last date on which that Option may be exercised as set out in the Invitation.

Good Leaver means a Participant who:

(a)

ceases employment or office with any Group Company and who is not a Bad Leaver, and includes where a Participant’s employment or office ceases due to redundancy, bona fide retirement, permanent incapacity or death; or

(b)

ceases employment or office with any member of the Group Company and whom the Board in its absolute discretion determines is a Good Leaver (including where the Participant would otherwise be considered a Bad Leaver).

Group means the Company and each Group Company.

Group Company means the Company and each of its Subsidiaries.

Holding Lock has the same meaning as in Chapter 19 of the Listing Rules.

Invitation means an invitation to an Eligible Person made by the Board under clause 4.1 to apply for, or participate in a grant of, Awards.

Listed means the Company being and remaining admitted to the official list of the ASX.

Listing Rules means the official Listing Rules of the ASX as they apply to the Company from time to time.

Market Price means the VWAP of Shares over the 5 Business Days commencing on the date on which the Share would otherwise have been Allocated to a Participant or (whether or not the Company is Listed) another pricing method determined by the Company in good faith.

Option means an option to acquire a Share in the capital of the Company in accordance with these Rules and the Terms.

Participant means a person who holds an Award or Share under the terms of this Plan from time to time.

Performance Right means a right to acquire a Share in the capital of the Company in accordance with these Rules and the Terms.

Personal Representative means the legal personal representative, executor or administrator of the estate of a deceased person.

Plan means the Tamboran Resources Limited Equity Incentive Plan as set out in these Rules.

Restriction Period means, in respect of a Share held by a Participant under the Plan, the period commencing at the date of acquisition of the Share by the Participant and ending on the earliest of:

(a)	the end date specified in the Invitation for the Award relating to that Share or if no end date was specified, the seventh anniversary of the date the Award was granted to the Participant;

(b)	the date on which the Participant is no longer an employee;

(c)	the date on which the Board in its discretion notifies the Participant that an Event has occurred; and

(d)	a date determined by the Board.

Rules means the terms and conditions set out in this document as amended from time to time.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Share means a fully paid ordinary share in the capital of the Company.

Subsidiary means a body corporate which is a subsidiary of the Company within the meaning of section 9 of the Corporations Act.

Supplementary Condition means any term or condition (other than the rules or the Vesting Conditions) to which an Award is subject, or to which any Shares acquired on the vesting of the Award will be subject.

Takeover Bid has the meaning given in section 9 of the Corporations Act.

Takeover Event means:

(a)	a Takeover Bid being made for Shares in the Company (and for these purposes, a Takeover Bid will be made when a bidder serves its bidder’s statement on the Company); or

(b)	the Board recommending that shareholders of the Company accept any Takeover Bid for Shares in the Company; or

(c)	a Takeover Bid for Shares in the Company becoming unconditional.

Terms means the terms and conditions of an Award specified in an Invitation, including any Vesting Conditions and any Supplementary Conditions.

Trading Policy means the Trading Policy that applies to the Company (or a member of the Group) from time to time.

Vested Award means an Award in respect of which all of the Vesting Conditions and any Supplementary Conditions have been satisfied (or waived by the Board it its absolute discretion) or which has otherwise vested in accordance with clause 6.

Vested Option means an Option which is a Vested Award.

Vested Performance Right means a Performance Right which is a Vested Award.

Vesting Award means an Award which is not required to be exercised for a Participant to be entitled to be Allocated a Share or receive a payment under clause 8.

Vesting Condition means one or more conditions which must be satisfied or circumstances which must exist before an Award vests under these Rules.

Vesting Date means, in respect of an Award, the date on which the Board confirms that the Award is a Vested Award.

VWAP means the volume weighted average price of the Shares (calculated to 2 decimal places of one cent) traded on ASX “On-market” (as that term is defined in the ASX Operating Rules) excluding special crossings, overseas trades, trades pursuant to the exercise of options or overnight trades, as determined by ASX in accordance with its customary practice.

1.2	Interpretation

In these Rules unless there is something in the subject or context inconsistent:

(a)

a reference to any legislation or to any provision of any legislation will include any modification or re-enactment of, or any legislative provision substituted for, and all legislation and statutory instruments issued under, such legislation or such provision;

(b)	words denoting the singular number will include the plural and vice versa;

(c)	words importing natural persons will (where appropriate) include corporations, firms, unincorporated associations, partnerships, companies and any other entities recognised by law and vice versa;

(d)	words denoting any gender will include all genders;

(e)	references to clauses are references to the clauses of these Rules;

(f)	a reference to any document or agreement will be deemed to include references to such document or agreement as novated, supplemented, varied or replaced from time to time;

(g)	the headings in these Rules are for the purpose of more convenient reference only and will not form part of these Rules or affect its construction or interpretation; and

(h)	terms and expressions given a meaning in the Corporations Act have the same meaning when used in these Rules.

1.3	Business Days

Except where otherwise expressly provided, where under or pursuant to these Rules the day on or by which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately following Business Day.

1.4	Successors and Assigns

The obligations and liabilities imposed and the rights and benefits conferred on persons under these Rules will be binding upon and inure in favour of the respective persons and each of their respective successors in title, Personal Representatives and permitted assigns.

1.5	Rounding

Where any calculation or adjustment is to be made under these Rules results in a fraction of a Share, the fraction must be eliminated by rounding down to the nearest whole number.

2.	INTRODUCTION

2.1	Purpose

The purpose of the Plan is to give Eligible Persons the opportunity to participate in the growth and profits of the Company and to attract, motivate and retain the services of such persons to promote the long term success of the Company.

2.2	Advice

(a)

There are legal and tax consequences associated with participation in the Plan. Eligible Persons should ensure that they understand these consequences before accepting an Invitation to participate in the Plan.

(b)

Any advice given by or on behalf of the Company is general advice only, and Eligible Persons should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

2.3	Limit on equity to be awarded under Plan

(a)

If ASIC Class Order CO 14/1000 is relied upon by the Company for the issue of Awards pursuant to this Plan, then the Board shall not invite an Eligible Person to participate in the Plan if the total number of Shares issued or allotted pursuant to the following would exceed 5% of the number of Shares on issue at that time:

(i)	the number of Shares which are subject of the proposed Invitation to acquire Awards;

(ii)	the total number of Shares which are the subject of any outstanding proposed Invitation to acquire Options;

(iii)	the total number of Shares issued or allotted pursuant to the Plan within the three years preceding the proposed Invitation; and

(iv)

the total number of Shares issued, or rights or options outstanding under any other Company employee share plan granted, within three years preceding the proposed Invitation minus any Shares or options or rights that have been forfeited.

3.	COMMENCEMENT OF THE PLAN

Subject to the passing of any necessary resolutions approving the establishment of the Plan, the Plan commences on the date of its adoption by the Board.

4.	GRANTS OF AWARDS

4.1	Board may make Invitations

The Board may, from time to time, in its discretion:

(a)	invite Eligible Persons to participate in a grant of; or

(b)	grant to an Eligible Person,

Awards upon the terms set out in the Plan and upon such additional terms, including Vesting Conditions (if any), as the Board determines.

4.2	Form of Invitation

(a)	An Invitation must be in writing and be subject to any terms or restrictions determined by the Board.

(b)	An Invitation must include the following information to the extent applicable:

(i)	the name and address of the Eligible Person to whom the Invitation is made;

(ii)	the number of Awards being offered or the method by which the number of Awards being offered will be calculated;

(iii)	the type or types of Awards being granted;

(iv)	the period or periods during which Awards may vest;

(v)	any applicable Vesting Conditions;

(vi)	whether an Award is a Vesting Award or an Exercisable Award;

(vii)	the dates or circumstances in which Awards may lapse;

(viii)	any Exercise Price or the method by which that Exercise Price will be calculated, and any applicable Exercise Conditions for an Exercisable Award;

(ix)	the period or periods in which an Exercisable Award may be exercised;

(x)	the amount (if any) that will be payable by the Participant upon the

(xi)	grant of an Award;

(xii)	if the vesting or exercise of an Award will only be satisfied by an Allocation of Shares to the Participant, a statement of this requirement;

(xiii)	the circumstances (if any) in which Awards or Shares Allocated to the Participant may be forfeited;

(xiv)	any restrictions (including the Restriction Period) under clause 5;

(xv)	the closing date for acceptance of the Invitation which may be described either as a specified date or generally as the closing date under a disclosure or application document (as the case may be);

(xvi)	any other matters required by either the Corporations Act or, while the Company is Listed the Listing Rules, to be specified in an offer of securities for issue by the Company; and

(xvii)	any other terms or conditions to be attached to either or both the Award and Shares Allocated to the Participant.

4.3	Acceptance of an Invitation

(a)	Acceptance of an Invitation must be made in accordance with the instructions that accompany the Invitation, or in any other way the Board determines.

(b)

The Board may only allow the participation of an Eligible Person in the Plan where that Eligible Person continues to satisfy any relevant conditions imposed by the Board, which may include that the Eligible Person continues to be a director, officer, employee, contractor or consultant (as applicable) of a Group Company.

(c)	Nothing limits the Board’s ability to treat the conduct of an Eligible Person in respect of an Invitation as valid acceptance of that Invitation under these Rules.

(d)	Acceptance of an Invitation under clause 4.3 cannot be accepted if, at the date the acceptance of the Invitation would otherwise be accepted, the Eligible Person (as applicable):

(i)	is not a director, officer, employee, contractor or consultant of the Group;

(ii)	has given a Group Company notice of their resignation as a director, officer, employee, contractor or consultant (as applicable); or

(iii)	has been given notice of termination or if, in the opinion of the Board, such person has tendered his or her resignation to avoid such dismissal.

(e)

The Board may determine that acceptance of an Invitation under this clause 4.3 by an Eligible Person who would otherwise be eligible to participate under these Rules will not be accepted by the Company.

4.4	Terms of the grant of Awards

(a)	By accepting an Invitation the Eligible Person is deemed to have agreed to be bound by these Rules, the Terms, the Constitution and any Trading Policy.

(b)	A grant of Awards will not be made in part. In participating in the grant, the Eligible Person agrees to be granted the whole number of Awards described in the Invitation.

(c)

The Board reserves the right to reject an application for a grant of Awards or to not make a grant of Awards to an Eligible Person who has accepted a grant. If the Board determines to exercise its discretion, the grant shall be deemed never to have been made.

4.5	Cessation of membership

A person ceases to be a Participant when all property or moneys to which the Participant is entitled under the Plan have been transferred or paid, or all rights the person has under the Plan have lapsed, in accordance with these Rules.

4.6	Differing terms

The Board may decide to invite Eligible Persons to participate in a grant of Awards, or make a grant of Awards, on different terms for different Eligible Persons. In making this decision, the Board may have regard to:

(a)	the Eligible Person’s length of service with the Group;

(b)	the Eligible Person’s position and remuneration; and

(c)	any other matter the Board considers relevant.

4.7	Title to Awards

(a)	Subject to the Terms and upon acceptance of an Invitation under clause 4.3, the Board will grant Awards in the name of the Eligible Person.

(b)	Unless the Board determines otherwise, Awards may not be registered in any name other than that of the Eligible Person.

4.8	No interest or right until Award, vesting or exercise

(a)	An Eligible Person has no entitlement under these Rules to be granted any Award unless and until such Award is granted under clause 4.7.

(b)	Unless and until Shares are Allocated to a Participant following vesting of a Vesting Award or exercise of an Exercisable Award, the Participant has no interest in those Shares.

4.9	Applicable Laws

(a)

Subject to all Applicable Laws, at the discretion of the Board, a Participant who is granted an approved leave of absence and who exercises their right to return to work under any applicable award, enterprise agreement, other agreement, statute or regulation before the vesting of an Award under the Plan will be treated for those purposes as not having ceased to be such an employee.

(b)

In all cases, the treatment of Awards on a Participant ceasing employment with a Group Company is subject to all Applicable Laws, including those in relation to the provision of termination benefits under Part 2D.2 Division 2 of the Corporations Act. The Company is not bound to exercise any discretion in connection with an Award or the Plan or provide any associated benefit in connection with a Participant’s cessation of employment to the extent that the amount of the benefit (together with all other relevant termination benefits) exceeds the amount that is permitted to be paid or given under the Corporations Act without shareholder approval, if that shareholder approval has not been obtained. Nothing in the Plan requires the Company or any related body corporate to seek the approval of their respective shareholders to enable them to perform an action in connection with an Award.

5.	RESTRICTIONS

5.1	Restrictions on Dealing with Awards

A Participant must not Deal with an Award unless that Dealing:

(a)	is required by law and the Participant has provided satisfactory evidence of that requirement to the Board; and

(b)	is permitted (or is not prohibited) by the Company’s Trading Policy.

If, in the opinion of the Board, the Participant does so, the relevant Awards will lapse immediately unless the Board in its absolute discretion approves the Dealing or the transfer or transmission is effected by law on death or legal incapacity to the Participant’s Personal Representative.

5.2	Shares subject to Restriction Period

Clauses 5.3 to 5.6 will apply to any Shares Allocated to a Participant if the Invitation for the Awards provides that a Restriction Period would apply to the Shares.

5.3	Enforcement of Restriction Period

(a)

The Company is entitled to make, or procure the making of, such arrangements as it considers necessary to enforce any Restriction Period on Participants Dealing with Shares, and Participants must agree to such arrangements and must not take any action or permit another person to take any action to remove the arrangements.

(b)

Without limiting clause 5.3(a), and subject to the Listing Rules, the Company may procure that a Holding Lock be put on those Shares while a Restriction Period applies or otherwise implement any procedure it considers appropriate to enforce any Restriction Period.

5.4	Removing Holding Locks

When a Share is no longer subject to a Restriction Period, the Company must, as soon as reasonably practicable, procure that any Holding Lock on that Share is removed.

5.5	Request for withdrawal of Shares

A Participant may submit a request for the Board to waive the Restriction Period in relation to Shares and the Board may approve or reject such request in its absolute discretion or on such conditions as the Board determines.

5.6	Restrictions on Dealing with Shares

By applying for and being granted Awards under these Rules, each Participant undertakes the Participant will not dispose of or Deal with any of the Shares Allocated in breach of the Company’s Trading Policy.

6.	VESTING

6.1	Ordinary vesting

(a)

Subject to the Terms (including the satisfaction or waiver of any Vesting Condition or Supplementary Condition), an Award will become a Vested Award on the date the Vesting Conditions are satisfied (or waived by the Board it its absolute discretion).

(b)

If the vesting of an Award would arise in a period where Dealings by a Participant would be prohibited, vesting will be delayed until such time as Dealings are permitted. For the avoidance of doubt, the Board may determine that vesting will be delayed only in relation to the affected Participant or in relation to some or all Participants who hold Awards under the Plan.

6.2	Acceleration of vesting

(a)

The Board may in its discretion determine that all or a portion of a Participant’s Awards are a Vested Award and any Vesting Conditions are satisfied or waived, as applicable, immediately or at some future time (including following the occurrence of such further event or circumstance as the Board determines) including where:

(i)	the Participant is a Good Leaver; or

(ii)	an Event occurs.

(b)

If an Event occurs or the Board otherwise makes a determination under clause 6.2(a) in relation to an Option, the Board may reduce the Exercise Period and bring forward the Expiry Date of the Option provided that the Exercise Period must be at least 60 days unless:

(i)

a Takeover Bid has been made to the holders of issued Shares in the Company and the bidder under that Takeover Bid has lodged a compulsorily acquisition notice with ASIC in accordance with section 661B of the Corporations Act; or

(ii)	an event described in paragraph (c) of the definition of Event has occurred, and the court has approved the implementation of the scheme,

in which case the Board may further reduce the Exercise Period and bring forward the Expiry Date of the Option to a period determined by the Board in its discretion.

6.3	Retention of Awards

Subject to these Rules, clause 6.2 and clause 7.2, if a Participant ceases to be a director, officer, employee, contractor or consultant (as applicable) of a Group Company:

(a)	(vested) any Award which has vested will not lapse because of that cessation of employment; and

(b)

(unvested) unless the Participant’s Invitation or the Board determines otherwise, all of their unvested Awards neither become Vested Awards in accordance with clause 6.2 or lapse in accordance with clause 7, those Awards will be retained by the Participant and will subsequently lapse or become Vested Awards in accordance with the Rules in the same way as if the Participant remained an employee or contractor of a Group Company.

7.	LAPSE

7.1	Ordinary lapse

Notwithstanding any other provision of these Rules, an Award that has not vested at an earlier date will lapse on the earlier to occur of:

(a)	in respect of an Option, the Expiry Date; or

(b)	the date the Vesting Conditions applicable to the Award are not met and are no longer able to be met and the Board has not waived those Vesting Conditions.

7.2	Acceleration of lapse

Subject to the Terms, unless an Award is a Vested Award, that Award will lapse:

(a)	on the date the Participant becomes a Bad Leaver and the Board determines that they are to lapse; or

(b)	if an Event occurs and the Board determines that they are to lapse, in which case the Board may determine that:

(i)	all or a portion of the Awards are to lapse; and/or

(ii)	the Awards are to lapse immediately or at some future time (including following the occurrence of such further event or circumstance as the Board determines).

8.	DELIVERY OF SHARES

8.1	Satisfaction of Vested Performance Rights

Subject to the Terms, within 30 days after the Vesting Date in respect of a Vested Performance Right the Company must, in the absolute discretion of the Board, either:

(a)

Allocate to the Participant, the number of Shares in accordance with the Terms of the Performance Right for each Vested Performance Right exercised by the Participant (subject to any adjustment in accordance with clause 10); or

(b)	procure the payment to the Participant of a cash amount equal to the Market Price of the Shares which would have otherwise been Allocated in accordance with the Terms of the Performance Right.

8.2	Exercise of Options

Subject to the Terms, at any time during the Exercise Period a Participant may exercise any or all of their Vested Options by paying the Exercise Price to the Company in the manner directed by the Board and providing the Company with a completed exercise notice in the form determined by the Board, if any.

8.3	Satisfaction of exercised Options

Subject to clause 8.4, within 30 days after a Vested Option is exercised in accordance with clause 8.1, the Company must, in the absolute discretion of the Board, either:

(a)

Allocate to the Participant the number of Shares in accordance with the Terms of the Option for each Vested Option exercised by the Participant (subject to any adjustment in accordance with clause 10); or

(b)	procure the payment to the Participant of a cash amount equal to the Market Price of the Shares which would have otherwise been Allocated in accordance with the Terms of the Options.

8.4	Cashless exercise of Options

(a)

Subject to the Listing Rules and unless the ASX determines otherwise, at any time during the Exercise Period in respect of a Participant’s Vested Options, the Participant may exercise any or all of those Options by:

(i)	exercising them in accordance with clause 8.1; or

(ii)

if the Invitation for the relevant Options provides that the Options could be exercised via a cashless exercise, providing the Company with a completed notice which states that the Participant elects to undertake a cashless exercise of their Vested Options in accordance with this clause 8.4, in the form determined by the Board, if any (Cashless Exercise Notice).

(b)	Within 30 days of a Participant providing the Company with a Cashless Exercise Notice, the Company must, in the absolute discretion of the Board, either:

(i)	Allocate to the Participant the number of Shares calculated by the following formula:

(A minus B) divided by C, where:

A = Number of Shares to which each Vested Option relates x number of Vested Options exercised x Market Price per Share

B = Number of Vested Options exercised x Exercise Price per Option

C = Market Price per Share

(ii)	if the Invitation for the relevant Options stated that the Options could be satisfied by either the delivery of Shares or the payment of cash, either:

(A)	issue to the Participant, or cause to be issued or transferred to the Participant, the number of Shares calculated in accordance with the formula in clause 8.4(b)(i); or

(B)	procure the payment to the Participant of a cash amount equal to the Market Price of the Shares calculated in accordance with the formula in clause 8.4(b)(i).

8.5	Share ranking

Any Shares issued under the Plan upon vesting or exercise of an Award will rank equally in all respects with other Shares for the time being on issue by the Company except as regards any rights attaching to such Shares by reference to a record date prior to the date of their issue.

8.6	Listing of Shares on ASX

If the Company is Listed and Shares of the same class as those issued on the vesting or exercise of an Award are quoted on ASX, the Company will apply for quotation of Shares issued under the Plan within the period required by ASX.

8.7	Notification of Share allocation

The Company must ensure that, as soon as reasonably practicable after the Company has Allocated Shares to a Participant, the Participant is given written notice specifying the number of Shares Allocated to the Participant.

9.	EVENTS

(a)

Subject to these Rules, where an Event occurs, the Board may in its discretion determine that all or a specified number of a Participant’s unvested Awards vest, and in the case of Exercisable Awards may be exercised, having regard to all relevant circumstances including whether performance is in line with the Vesting Conditions over the period from the date of grant of the Award to the date of the relevant Event and the circumstances of the Event.

(b)

Where the Board determines pursuant to clause 9(a) that Awards vest and in the case of Exercisable Awards may be exercised, the Board must as soon as practicable give written notice to each Participant of the number of Awards that have vested or may be exercised.

(c)

If the Board does not make a determination under clause 9(a), or determines under clause 9(a) that only some of a Participant’s unvested Awards will vest, all Awards that remain unvested will lapse, unless the Board determines otherwise.

(d)

The terms of an Invitation may specify a particular treatment of a Participant’s unvested Awards where an Event occurs, and the Invitation may specify that such treatment is subject to the Board’s power to make a determination under clause 9(a).

9.2	Effect on Shares

Unless the Board determines otherwise, on the occurrence of an Event:

(a)	all Shares Allocated under the Plan then subject to a restriction under clause 5 will be released from the restriction; and

(b)

where Shares Allocated under the Plan are held on behalf of the Participant, on receiving notice from the Company that an Event has occurred, the Company may require the trustee to arrange for the Shares to be transferred into the name of the Participant, unless the Board determines otherwise.

9.3	Acquisition of shares in Acquiring Company

If a company (Acquiring Company) obtains control of the Company as a result of:

(a)	a Takeover Bid;

(b)	a proposed scheme of arrangement between the Company and its members;

(c)	a selective capital reduction; or

(d)	another corporate action,

and the Company, the Acquiring Company and the Participant agree, a Participant may, upon vesting of Vesting Awards or exercise of Exercisable Awards be provided with shares of the Acquiring Company or its parent in lieu of Shares, on substantially the same terms and subject to substantially the same conditions as the Shares, but with appropriate adjustments to the number and kind of shares subject to the Awards.

10.	ADJUSTMENTS TO AWARDS

(a)	An Award does not confer on a Participant the right to participate in new issues of Shares by the Company, including by way of bonus issue, rights issue or otherwise.

(b)

If the Company makes a bonus issue of Shares pro rata to shareholders (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Shares have been registered in the name of a Participant in respect of an Award held by the Participant before the record date for determining entitlements to the bonus issue, then:

(i)

the number of Shares to which the Award relates will be increased by the number of Shares which the Participant would have received if the Performance Right had vested, or the Option had been exercised, as applicable, and Shares delivered to the Participant immediately prior to the record date for the bonus issue; and

(ii)	in the case of an Option, no change will be made to the Exercise Price.

(c)

If, prior to the exercise of an Award, the Company undergoes a reorganisation of capital, the Board may subject to all Applicable Laws and the Listing Rules make adjustments to the terms of the Awards to the extent necessary to comply with the Listing Rules as they apply at the relevant time.

(d)	Subject to all Applicable Laws and, while the Company is Listed the Listing Rules, the Board may also make such adjustments as it considers appropriate, if any, to one or more of the following:

(i)	the number of Awards;

(ii)	the Exercise Price of an Exercisable Award;

(iii)	where an Exercisable Award has been exercised but no Shares have been Allocated following the exercise, the number of Shares which may be Allocated; or

(iv)	the terms of a Vesting Condition,

in the event of any of the circumstances set out in clause 10(e).

(e)	The circumstances in which the Board may make the adjustments under clause 10(d) are:

(i)

if there are variations in the share capital of the Company, including a capitalisation of reserves or distributable profits, rights issue, sub-division, consolidation or reduction of share capital, a demerger (in whatever form) or other distribution in specie; or

(ii)

in relation to a Vesting Condition, other events not in the ordinary course (and not related solely to the performance of the Group) which cause the Board to consider that the original terms of the Vesting Condition are no longer measurable, meaningful and/or likely to incentivise Participants appropriately, provided that the Vesting Condition is in the opinion of the Board no less difficult to satisfy than the original Vesting Condition as at the time the Award was made.

(f)

Where additional Awards are granted to the Participant under this clause 10, such Awards will be subject to the same terms and conditions as the original Awards granted to the Participant (including any Vesting Conditions) unless the Board determines otherwise.

(g)	The Board must as soon as reasonably practicable after making any adjustments under this clause 10, give notice in writing of the adjustment to any affected Participant.

11.	TAXATION ADMINISTRATION

11.1	Withholding

(a)	If a Group Company is obliged, or reasonably believes it may have an obligation, as a result of or in connection with:

(i)	the grant of an Award to a Participant, or the vesting or exercise of an Award;

(ii)	the payment of any cash amount to a Participant; or

(iii)	the Allocation of Shares to, or on behalf of, a Participant

to account for income tax or employment taxes under any wage, withholding or other arrangements or for any other tax, social security contributions or levy or charge of a similar nature (Tax Liability), then the Group Company is entitled to, at their election:

(i)	withhold such amounts and make such arrangements as it considers necessary; or

(ii)	be reimbursed by the Participant,

for the amount or amounts so paid or payable.

(b)

Where paragraph 11.1(a) applies, the Group Company is not obliged to grant the Awards, pay the relevant amount or Allocate the relevant Shares to the Participant unless the Group Company is satisfied that arrangements have been made for withholding, payment or reimbursement of the Tax Liability. Those arrangements may include, at the Group Company’s election:

(i)	the Participant forgoing their entitlement to an equivalent number of Shares that would otherwise be Allocated to the Participant;

(ii)	a reduction in any amount that is otherwise payable to the Participant; or

(iii)

the sale, on behalf of the Participant, of Shares Allocated or otherwise to be Allocated to the Participant and where this happens, the Participant will also reimburse the costs of any such sale, including any stamp duty or brokerage, in addition to the Tax Liability.

11.2	Information

Participants acknowledge that the Company may have reporting obligations in relation to participation in the Plan. Participants authorise the Company to provide information regarding their participation in the Plan, and any related information, to any tax authority or other person to the extent required by law or by the official policy of the tax authority or a government agency.

11.3	Deferral of taxation

Subdivision 83A-C of the Income Tax Assessment Act 1997 as amended applies to the Performance Rights or Options (as applicable), subject to the requirements of that Act.

12.	PARTICIPANTS BASED OVERSEAS

12.1	Non-Australian residents

When an Award is granted under the Plan to a person who is not a resident of Australia, the provisions of the Plan apply subject to such alterations or additions as the Board determines having regard to any applicable or relevant laws, matters of convenience and desirability and similar factors which may have application to the Participant or to the Company in relation to the Award.

12.2	Transfers outside Australia

If a Participant is transferred to work for a Group Company outside Australia and, as a result of that transfer, the Participant would:

(a)	suffer a tax disadvantage in relation to their Awards which is demonstrated to the satisfaction of the Board; or

(b)

become subject to restrictions on their ability to deal with the Awards, or to hold or deal in the Shares or the proceeds of the Shares acquired on vesting or exercise, because of the laws (including securities or exchange control laws) of the country to which he or she is transferred, then, if the Participant continues to hold an office or employment with a Group Company, the Board may decide that the Awards will vest or in the case of Exercisable Awards may be exercised on a date the Board determines before or after the transfer takes effect. The Awards will vest to, or on behalf of, the Participant to the extent permitted by the Board and will not lapse as to the balance. The Exercisable Awards may be exercised to the extent permitted by the Board.

13.	APPLICABLE LAW

(a)	Notwithstanding any other provision of these Rules, no Award or Share may be offered under the Plan if to do so would contravene:

(i)	the Corporations Act or instruments of relief issued by ASIC from time to time relating to employee incentive schemes which the Company is relying on; or

(ii)	while the Company is Listed, the Listing Rules.

(b)

Notwithstanding any other provision of these Rules, Awards and Shares must not be issued, assigned, transferred, sold, purchased or otherwise dealt with under the Plan if to do so would contravene the Applicable Law.

(c)	These Rules and the entitlements of Participants under these Rules are subject to the Applicable Law.

(d)

Notwithstanding any other provision of these Rules, every provision set out in an exemption from, or modification to, the provisions of the Corporations Act granted from time to time by ASIC in respect of the Plan that is required to be included in these Rules in order for the exemption or modification to have effect is deemed to be contained in these Rules.

(e)	To the extent that any provision deemed by clause 13(d) to be contained in these Rules is inconsistent with any other provision in these Rules, the deemed provision will prevail.

14.	AMENDMENTS TO THE PLAN

14.1	Power to make amendments

(a)	Subject to clause 14.2 and any resolution of the Company required by any Applicable Law, the Board may at any time by resolution:

(i)	amend all or any of the provisions of the Plan;

(ii)	amend the terms or conditions of any Award granted under the Plan; or

(iii)

formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Eligible Persons employed in, resident in, or who are citizens of, countries other than Australia. Each of such sets of special terms and conditions shall be restricted in its application to those Eligible Persons employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be revoked, added to or varied in accordance with this clause 14.1.

(b)

For the avoidance of doubt, any exercise by the Board of a discretion contemplated by these Rules (including under clause 10(d)) or the Terms of an Award will not constitute an amendment pursuant to this clause 14.

14.2	Restrictions on amendments

Subject to clause 14.3, the Board may not exercise its powers under clause 14.1(a) in a manner which adversely affects the existing rights of the Participant in respect of any granted Award or Share already Allocated except with the consent of the Participant.

14.3	Permitted amendments

Clause 14.2 does not apply to an amendment which the Board considers necessary or desirable to:

(a)

comply with or to take account of a change in legislation, exchange control, or other regulatory requirement governing or regulating the maintenance or operation of the Plan or similar plans, in any jurisdiction in which an Invitations has been made;

(b)	while the Company is Listed, comply with or to take account of a change in the Listing Rules;

(c)	correct any manifest error or mistake; or

(d)

take into consideration possible adverse tax implications in respect of the Plan arising from, amongst others, adverse rulings, changes to tax legislation or changes in the interpretation of tax legislation by a court of competent jurisdiction.

14.4	Termination or Suspension of the Plan

(a)	The Board may, at any time, terminate or suspend the Plan, subject, while the Company is Listed, to any resolution of the Company required by the Listing Rules.

(b)

The termination or suspension of the Plan will not affect any existing Awards granted under the Plan and the terms of the Plan will continue to apply to such Awards provided that, in the case of termination, all Shares Allocated under the Plan then subject to a restriction under clause 5 may at the discretion of the Board be released from the restriction on the date of termination or on such other date specified by the Board.

(c)	A Participant may not claim any compensation as a result of termination or suspension of the Plan.

14.5	Non-residents of Australia

(a)

Notwithstanding anything in these Rules, the Board may at any time, and from time to time, amend, supplement or revoke, including by way of schedule, any of these Rules, to apply to an Eligible Person or Participant, employed in,

(b)	23

(c)	resident in, or who are citizens of, countries other than Australia. The supplementary rules which apply to US Tax Residents are set out in Schedule 1.

(d)

Any different rules made under clause 14.5(a) shall be restricted in its application to those Eligible Persons and Participants employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be amended, supplemented or revoked in accordance with clause 14.1.

(e)

For the purposes of clarification, any different rules that are adopted under clause 14.5(a) may have an adverse impact upon Eligible Persons or Participants. However, any different rules that may apply must comply, to the extent legal and practicable, with the basic principles of the Plan.

15.	RIGHTS AND OBLIGATIONS OF PARTICIPANT

(a)

Unless the subject of an express provision in an employment contract, the rights and obligations of any Eligible Person under the terms of their office, employment or contract with the Group are not affected by their participation in the Plan.

(b)	These Rules do not form part of, and are not incorporated into, any contract of any Eligible Person (whether or not they are an employee or contractor of a Group Company).

(c)	Nothing in these Rules:

(i)	confers on any Eligible Person the right to become or remain an Eligible Person or to participate in the Plan;

(ii)	confers on any Eligible Person or Participant the right to continue as an employee, contractor or consultant (as applicable) of a Group Company;

(iii)

affects any rights which a Group Company may have to terminate the employment of an Eligible Person or will be taken into account in determining an Eligible Person’s or Participant’s termination or severance pay;

(iv)	may be used to increase damages in any action brought against a Group Company in respect of such termination of employment; or

(v)

confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Person or Participant.

(d)	The grant of Awards on a particular basis in any year does not create any right or expectation of the grant of Awards on the same basis, or at all, in any future year.

(e)	No Participant has any right to compensation for any loss in relation to the Plan, including:

(i)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)	any exercise of a discretion or a decision taken in relation to a grant of Awards or in relation to the Plan, or any failure to exercise a discretion under these Rules; or

(iii)	the operation, suspension, termination or amendments of the Plan.

16.	INAPPROPRIATE BENEFITS

16.1	Inappropriate circumstances

The Board may make a determination how a Participant’s Awards will be treated where, in the opinion of the Board:

(a)	an Award of a Participant vests or may vest as a result of the fraud, dishonesty or breach of duties or obligations of any person to any Group Company and the Award would not have otherwise vested;

(b)	a Participant:

(i)	has acted fraudulently or dishonestly;

(ii)	has breached his or her duties or obligations to any Group Company; or

(iii)	has done an act which brings any Group Company into disrepute;

(c)

there has been a material misstatement or omission in the financial statements of a Group Company or an event or circumstance has occurred which will require the financial statements of a Group Company to be restated;

(d)	the Company is required by or entitled under law or a policy of a Group Company to clawback remuneration of a Participant; or

(e)	the Participant is a Bad Leaver, or becomes a Bad Leaver including after previously being determined to be a Good Leaver.

16.2	Treatment of Awards

(a)	Subject to Applicable Law, the applicable treatment under clause 16.1 may be that some or all of the Participant’s:

(i)	unvested Awards;

(ii)	vested but unexercised Options;

(iii)	Shares allocated upon the exercise of Options or vesting of Performance Rights;

will lapse or be deemed to be forfeited (as the case maybe) and in the case of Shares that the Participant will not exercise any voting rights or other entitlements in respect of those Shares and/or will not be entitled to retain (and must pay as directed by the Company) any dividends received in respect of such Shares.

(b)	The applicable treatment under clause 16.1 may be that the Participant must pay or repay (as the case maybe) to the Company as a debt due to the Company any of the following:

(i)	a cash payment received in lieu of an Allocation of Shares pursuant to clauses 8.1(b) or 8.3(b);

(ii)	all or part of the net proceeds of sale of Shares Allocated under the Plan which have been sold; and

(iii)	dividends received in respect of a Share Allocated under the Plan.

(iv)	The applicable treatment under clause 16.1 may be any other circumstance specified in an Invitation.

17.	ADMINISTRATION OF THE PLAN

17.1	Power of the Board

(a)	The Plan will be administered by the Board.

(b)	The Board has power to:

(i)	determine appropriate procedures for administration of the Plan consistent with these Rules;

(ii)	appoint or engage service providers for the operation and administration of the Plan; and

(iii)	delegate to any one or more persons for such period and on such conditions as it may determine the exercise of any of its powers or discretions arising under the Plan.

(c)

Except as otherwise expressly provided in the Plan, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the Plan and in the exercise of any power or discretion under the Plan.

17.2	Trust

The Board may, in its discretion, use an employee securities trust or other mechanism for the purposes of holding and/or delivering any Shares under this Plan on such terms and conditions as determined by the Board in its absolute discretion. For the avoidance of doubt the Board may do all things necessary for the establishment, administration, operation and funding of an employee securities trust.

17.3	Waiver of terms and conditions

Notwithstanding any other provisions of the Plan, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Condition) in relation to any Awards granted to any Participant.

17.4	Dispute or disagreement

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan or to any Awards granted under it, the decision of the Board is final and binding.

17.5	Liability

The Group Companies and their respective directors and officers are not liable for anything done or omitted to be done by such person or any other person with respect to:

(a)	the price, time, quantity or other conditions and circumstances of the acquisition, custody or sale of Shares;

(b)	any fluctuations in the market price of Shares; and

(c)	anything done in connection with the Plan,

except for the dishonesty, fraud or wilful default of such person.

17.6	Appointment of attorney

Each Participant irrevocably appoints the company secretary of the Company (or any other officer of the Company authorised by the Board for this purpose) as his attorney to do anything necessary to:

(a)	Allocate Shares to the Participant in accordance with these Rules;

(b)	effect a forfeiture of Shares in accordance with these Rules;

(c)	execute transfers of Shares in accordance with these Rules; and

(d)	to do all acts or things in his or her name on his or her behalf which may be

(e)	convenient or necessary for the purpose of giving effect to the provisions of this Plan.

The Participant covenants that the Participant will ratify and confirm any act, or thing done, pursuant to power granted to the attorney (or the attorney’s duly authorised delegate) under this Rule and will indemnify the attorney (or his duly authorised delegate) in respect of any act, or thing done, by the attorney in exercising the power.

17.7	Data protection

By participating in the Plan, each Participant consents to the holding and processing of personal data provided by the Participant to the Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)	administering and maintaining Participants’ records;

(b)	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c)	providing information to future purchasers of the Company or the business in which the Participant works; and

(d)	transferring information about the Participant to a country or territory outside Australia.

17.8	Connection with other plans

(a)	A Group Company is not restricted to using the Plan as the only method of providing incentive rewards to employees or contractors and may approve and introduce other incentive plans.

(b)

Participation in the Plan does not affect, and is not affected by, participation in any other incentive or other plan operated by the Group Companies unless the terms of that other plan provides otherwise or unless otherwise stated in the Invitation.

17.9	Amounts owing by a Participant

Where a Participant owes any amount or amounts to a Group Company, including the outstanding balance of any loan account, any overpayment of leave or wages or salary, or any loss suffered by a Group Company as a result of any breach of contract, statutory duty or tort committed by the Participant, the Board may, in respect of any Awards granted to the Participant:

(a)	prevent the exercise of some or all of the Awards;

(b)	determine that some or all of the Awards lapse; or

(c)	reduce the number of Awards which vest,

to take into account of and in settlement of any such amounts.

18.	NOTICES

(a)	Any notice, consent or other communication under or in connection with the Plan may be given by the Company to an Eligible Person or Participant if:

(i)

delivered personally to the addressee or sent by prepaid post to his last known residential address or to the address of the place of business at which the Participant performs all or most of their duties (Place of Business);

(ii)	sent to him or her by facsimile or email to his last notified fax number or email address or to fax number or email address at the Place of Business; or

(iii)	posted on any intranet or website maintained by the Company or an administrator of the Plan and accessible by that Eligible Person or Participant.

(b)

Any notice, consent or other communication under or in connection with the Plan may be given by an Eligible Person or Participant to a Group Company if delivered or by sending it by post or facsimile to its registered office (or any other address notified by that company from time to time for that purpose (Notified Address)) or the fax number (if any) of that registered office (or Notified Address).

(c)

Where a notice or other communication is given by post, it is deemed to have been received 48 hours after it was posted. Where a notice or other communication is given by facsimile or email, it is deemed to have been received on completion of transmission.

19.	GOVERNING LAW

The Rules and the rights of Eligible Persons and Participants under the Plan are governed by and must be construed according to the law applying in New South Wales, Australia.

SCHEDULE 1 - PROVISIONS APPLICABLE TO UNITED STATES PARTICIPANTS

Pursuant to Section 12 and 14.5 of the Tamboran Resources Limited Equity Incentive Plan (the “Plan”), this Schedule shall apply to all Options granted to Eligible Persons who are United States of America (“U.S.”) citizens or permanent residents (“U.S. Participant”). This Schedule shall supplement the Plan, and otherwise supersede any conflicting provisions of the Plan, regarding any U.S. Participant.

1.	Defined Terms.

1.1

Applicable U.S. Laws, with respect to grants of Options to U.S. Participants, shall include the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, or any stock exchange or quotation system on which the Shares are listed or quoted.

1.2

Code means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.3	Fair Market Value means as of any date, the value of a Share determined as follows:

1.4

If the Shares are listed on any established securities exchange or a national market system, including without limitation the ASX Limited, the Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market or other recognized stock exchange, its Fair Market Value shall be the arithmetic mean of such selling prices for such Shares on all trading days during five day period prior to the applicable valuation date; or

1.5

In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Board in compliance with the regulatory guidance promulgated under Code Section 409A and such determination shall be conclusive and binding on all persons.

1.6	Non-Qualified Stock Option means an Option to purchase Shares, which is not intended to meet the requirements of Code Section 422 or any successor provision thereto.

1.7	Option means a Non-Qualified Stock Option.

2.	Award Type. U.S. Participants shall be eligible to receive Options. U.S. Participants shall not be eligible to receive Performance Rights.

3.	Exercise Price. The Exercise Price of any Options granted to U.S. Participants shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

4.

Restrictions on Transfer of Options. No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated and hypothecated, other than by will, the laws of descent and distribution, or, if permitted by the Board, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Option shall be paid in the event of Participant’s death. All Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

5.

Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable including, but not limited to, restrictions relating to U.S. federal securities law, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded and/or any blue sky or state securities laws.

6.

Compliance. The Board will ensure that the Plan is at all times operated in accordance with Applicable U.S. Laws and may change the terms of any Option and need not obtain Participant consent for any changes for the purpose of complying with or conforming to present or future Applicable U.S. Laws governing or regulating the maintenance or operation of the Plan or like plans.

7.	No Deferral Feature. Except to the extent permitted under Code Section 409A, no Option shall contain any feature for the deferral of compensation.

8.

Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Board may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Option. The Company shall not be required to recognize any Participant rights under an award, to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. Unless otherwise determined by the Board, these obligations may or, to the extent required by the Board, shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Participant directing the Company to withhold a portion of the Shares that otherwise would be issued to a Participant under such award or any other award held by the Participant or by the Participant tendering to the Company cash or Shares.

9.

Number of Shares and Adjustments. The number of Shares subject to the Option shall be fixed on the date of grant of the Option. Any adjustment under clause 10 of the Plan shall be made in a manner consistent with Code Section 409A.

10.	Capitalized Terms. Capitalized terms not defined in this Schedule shall have the meaning assigned in the Plan.